                                                                    EXHIBIT 10.5



                         TRADEMARK LICENSE AGREEMENT


     THIS LICENSE AGREEMENT, effective as of the _______ day of _____, 1997, is entered into by and between: Getty Realty Corp. (hereinafter called "REALTY"), a corporation organized and existing under the laws of the State of Delaware, located at 125 Jericho Turnpike, Jericho, New York 11753 and Getty Petroleum Marketing Inc. (hereinafter called "MARKETING"), a corporation organized and existing under the laws of the State of Maryland, located at 125 Jericho Turnpike, Jericho, New York 11753.
     WHEREAS, REALTY is the owner of certain trademarks, service marks and trade names that have been utilized in, among other businesses, the motor fuel marketing business; WHEREAS, REALTY has subleased various motor fuel outlet properties to MARKETING under certain net lease agreements (hereinafter collectively called, the "Master Lease");
     WHEREAS, REALTY seeks to license certain trademarks, service marks and trade names to MARKETING for use in its marketing business;
     WHEREAS, MARKETING wishes to license those trademarks, service marks and trade names from REALTY for use in its marketing business on those terms;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:
     1. DEFINITIONS
     A. "Licensed Marks" shall mean the trademarks, service marks or trade names listed on Schedule A attached hereto.

     B. "Licensed Territory" shall mean the following states of the United
States: Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland and Virginia, plus any additional states added to the Licensed Territory pursuant to the Grant of Option(s) to MARKETING described in Paragraph 15, below.

     C. "Marketing Business" shall mean: (i) the purchase, storage, distribution, marketing, and sale of gasoline, diesel fuel and other related products at wholesale and through terminals and a retail service station network; (ii) the operation of convenience stores; and (iii) the purchase, storage, transportation and sale of home heating oil to residential and commercial customers in mid-Hudson Valley, New York. By way of example, "Marketing Business" does not include the home heating oil business previously carried on by the Aero Oil Company or the real estate business previously carried on by Getty Petroleum Corp., both of which are currently being carried on by REALTY.

     2. GRANT OF LICENSE A. Subject to the terms and conditions set out herein, REALTY grants to MARKETING an exclusive, payment-free, license to use the Licensed Marks in the Licensed Territory in connection with its Marketing Business. MARKETING may incorporate its business under the name "Getty Petroleum Marketing Inc." MARKETING accepts the license subject to the terms and conditions of this License Agreement.

     B. Subject to the consent of REALTY, which consent shall not be unreasonably withheld, MARKETING may sublicense the Licensed Marks to retailers or wholesalers of petroleum and other related products and operators of convenience stores, including but not limited to service station retailers, jobbers and distributors, but only subject to the terms and conditions of this License Agreement all of which shall be equally binding on the sublicensees. In determining the reasonableness of a refusal to consent to a sublicense, the parties shall be guided by the following considerations: (i) the parties shall not knowingly take any action which would materially tarnish the image or cause a material adverse impact on the value of the Licensed Marks; and (ii) the parties shall not permit the indiscriminate proliferation of sublicensees which would cause the Licensed Marks to lose significance as a source of origin. In connection with any sublicense granted hereunder, the sublicensee shall be required to agree in writing to be bound by and comply with all the terms and conditions of this License Agreement. REALTY hereby consents to the sublicenses of the Licensed Marks set out in Schedule B hereto and authorizes MARKETING to make amendments and revisions in those sublicenses that are not of a material nature.

     3. OWNERSHIP OF MARKS
     MARKETING acknowledges REALTY's ownership of the Licensed Marks. MARKETING agrees that it will do nothing inconsistent with such ownership and that all use of the Licensed Marks by MARKETING shall inure to the benefit of, and be on behalf of, REALTY. MARKETING agrees that nothing in this License Agreement shall give MARKETING any right, title or interest in the Licensed Marks other than the right to use the Licensed Marks in accordance with this License Agreement. MARKETING agrees that it will not attack the title of REALTY to the Licensed Marks or attack the validity of this License Agreement.

     4. QUALITY STANDARDS
     MARKETING agrees that the nature and quality of all services rendered by MARKETING in connection with the Licensed Marks; all goods sold by MARKETING under the Licensed Marks; and all related advertising, promotional and other related uses of the Licensed Marks by MARKETING shall conform to reasonable standards set by and be under the control of REALTY. MARKETING agrees that the quality of all such services, goods, and advertising and promotional materials associated with the Licensed Marks shall be of the same high-level quality as previously associated with the Licensed Marks. MARKETING further agrees that the quality of all such services, goods, and advertising, promotional and other related uses of the Licensed Marks shall conform with the standards, specifications, and instructions as established by REALTY or such subsequent standards, specifications, or instructions reasonably comparable thereto promulgated by MARKETING subject to the approval of REALTY, such approval not to be unreasonably withheld. Without limiting the foregoing, MARKETING agrees to comply with the standards, specifications, and instructions set out in Schedule C hereto, as may be modified from time to time in accordance with this paragraph. If MARKETING intends to use the Licensed Marks on a new product within the ambit of a particular registration it shall request approval for such new product from REALTY at least thirty (30) days prior to initiating such new product use, and such approval shall not be unreasonably withheld by REALTY. REALTY shall provide MARKETING with notice of approval or non-approval, as the case may be, within thirty (30) days of the receipt of the notice with respect to MARKETING's intended new product.

     5. QUALITY MAINTENANCE
     MARKETING agrees to cooperate with REALTY in facilitating REALTY's control of the nature and quality of goods, services and related uses associated with the

Licensed Marks, to permit reasonable inspection of MARKETING's operations, and to supply REALTY with specimens of all uses of the Licensed Marks upon request. MARKETING shall comply with all applicable laws and regulations and will obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by this License Agreement. REALTY shall have the right to enter and inspect service stations of MARKETING that use the Licensed Marks. REALTY shall have the right to receive from MARKETING, upon request and without charge, a reasonable number of samples of products sold by MARKETING as well as labels, promotional materials, advertising materials, sales materials and related materials using any of the Licensed Marks.

     6. FORM OF USE
     MARKETING agrees to use the Licensed Marks only in the form, manner and trade dress and with appropriate legends as prescribed from time to time by REALTY, and not to use any other trademark, trade name, trade dress, or service mark in combination with any of the Licensed Marks without prior written approval of REALTY. REALTY hereby approves of the use of the Licensed Marks used in combination with other trademarks, trade names, trade dress, or service marks set out in Schedule D hereto. MARKETING shall submit to REALTY for prior approval, all new or revised labels which are a material departure from those presently used at least sixty (60) days prior to initiating use of a revised or new label. REALTY's approval shall not be unreasonably withheld. REALTY shall provide MARKETING with notice of approval or non-approval, as the case may be, within thirty (30) days of the receipt of the notice with respect to MARKETING's intended new or revised label.

     7. TRADEMARK NOTICES
     MARKETING will utilize on its products bearing the Licensed Marks, packaging and advertising, whatever lawful notice is reasonably requested in writing by REALTY in order to protect the Licensed Marks and properly designate REALTY's legal ownership thereof. Without limiting the foregoing, MARKETING agrees to utilize, where commercially practicable, a notice sufficient to indicate that the utilized Licensed Mark is a registered trademark of Getty Realty Corp. If REALTY does not request a particular trademark notice, MARKETING shall utilize such notice as in the opinion of its counsel is appropriate in order to protect the Licensed Marks and properly designate REALTY's legal ownership thereof and the fact of registration thereof.
However, MARKETING shall advise REALTY of such intended notice, and make any changes thereto reasonably requested by REALTY.

     8. APPROVALS/PROTECTION OF THE LICENSED MARKS
     In discharging their respective rights and obligations with respect to Paragraphs 4, 5, 6, or 7 above, the parties shall be guided by the following consideration: The parties shall not knowingly take any action which would materially tarnish the image or cause a material adverse impact on the value of the Licensed Marks including, without limitation, the indiscriminate proliferation of uses of the Licensed Marks which would cause any of the Licensed Marks to lose significance as a source of origin. If there is any dispute as to either party's obligations with respect to Paragraphs 4, 5, 6, or 7 above, or the application thereof, the parties shall promptly consult to resolve the matter. If the parties cannot resolve the matter, the dispute shall be submitted to arbitration in accordance with paragraph 16 below and the arbitrator in that case shall be guided by the same considerations described above in this Paragraph 8.

     9. CONFLICTING TRADEMARKS
     MARKETING will not at any time adopt or use, without REALTY's prior written consent, any word, mark, or designation which is similar or likely to be confused with any of the Licensed Marks.

    10. FUTURE DOCUMENTS, RECORDING
        AND TRADEMARK MAINTENANCE
        A. The parties agree to cooperate in the execution and delivery, from time to time, throughout the term of this License Agreement, of any documents that may be reasonably required or desirable to effectuate and carry out the purpose and intent of this License Agreement. Such documents shall include instruments required to file, renew, protect, perfect and/or maintain the Licensed Marks and REALTY's ownership therein, or to provide for the granting of any license hereunder. Without limiting the generality of the foregoing, REALTY shall enter MARKETING or its local designee or cause MARKETING or its local designee to be entered as a registered user of the Licensed Marks wherever necessary or desirable, and MARKETING and/or its local designee shall, upon written request, execute such registered user agreements.
     B. Except as provided in Paragraph 11 B below with respect to infringement of the Licensed Marks by third parties, REALTY shall take such action as is reasonably required or desirable to obtain and maintain appropriate protection of the Licensed Marks applicable to MARKETING's business. Except as provided in Paragraph 11 B below with respect to infringement of the Licensed Marks by third parties, REALTY shall bear the full cost of all trademark filings, renewals, registered user entries and actions to protect, perfect or maintain the Licensed Marks applicable to the Marketing Business, including the attorney's and local agent's fees, taxes, government filing and other fees.

     11. INFRINGEMENT AND OTHER ACTIONS
         A. The parties shall promptly notify each other of any claim that is asserted, and of any action or proceeding that is threatened or commenced, in which a third party (i) challenges MARKETING's right to use any of the Licensed Marks, or (ii) alleges that any Licensed Mark infringes the trademark or trade name rights of such third party, or (iii) in which the revocation, cancellation or declaration of invalidity of any of the Licensed Marks is sought. REALTY and MARKETING shall consult with respect to each such claim, action, or proceeding, the assertion of counterclaims thereto and the settlement thereof and shall jointly defend, in the name of REALTY and/or in the name of MARKETING, each such action or proceeding that is commenced. If an action or proceeding brought by a third party concerns the registrations and/or products of both REALTY and MARKETING, both REALTY and MARKETING shall be responsible for their pro rata share of legal expenses incurred in defending such action or proceeding, said pro rata share to be determined by the proportion of products and/or registrations at issue in the third party action or proceeding. If there is a disagreement as to the appropriate pro rata share of legal expenses to be borne by each party, the matter shall be submitted to arbitration in accordance with paragraph 16 below. If the claim or action concerns only products and/or registrations of MARKETING, MARKETING shall bear all legal expenses incurred in defending such actions and proceedings and bear all damages and costs, if any, recovered by the third party.

     B. REALTY and MARKETING will each undertake commercially reasonable efforts to learn of any unauthorized uses of the Licensed Marks. Promptly upon receiving notice or knowledge thereof, the parties shall notify each other of any infringement or other violation by a third party of any of the Licensed Marks. REALTY and MARKETING shall consult with respect to any such infringement, and any action or proceeding, including opposition and cancellation actions, that may be brought against such infringement. REALTY shall exercise its discretion with respect to taking appropriate action including the bringing of actions at REALTY's expense in the name of REALTY and/or MARKETING, but shall not be obligated to take any action or institute any proceedings. If such action or proceeding is commenced by REALTY, it shall promptly notify MARKETING and MARKETING shall cooperate, including the defense of counterclaims, and REALTY shall bear the expenses of MARKETING except for fees charged by any attorneys retained solely by MARKETING in connection with such cooperation. MARKETING shall be given an opportunity to participate with counsel of its choice bearing its own legal and other costs.

     In the event that REALTY determines not to commence such action or proceeding at its expense, it shall promptly notify MARKETING. MARKETING may then, at its expense, initiate such action or proceedings in its capacity as a licensee of such Licensed Marks, provided however, that MARKETING must obtain the prior written approval of REALTY regarding commencement of such action, such consent not to be unreasonably withheld. The foregoing notwithstanding, in the event of any unauthorized use of the Licensed Marks by one of MARKETING'S sublicensees, MARKETING shall undertake efforts to cause the unauthorized use to stop. In the event those efforts are unsuccessful, MARKETING shall, at its expense, initiate such action or proceedings in its capacity as a licensee of such Licensed Marks with respect to such unauthorized use. REALTY shall cooperate with MARKETING in any such proceeding or action, including the defense of any counterclaims, and MARKETING shall bear the expenses of REALTY, except for fees charged by any attorneys retained solely by REALTY in connection with such cooperation. REALTY may, if not a party, join in, with counsel of its own choice, bearing its own legal and other costs. The party bringing any action or proceeding under this sub-paragraph (B) shall keep the other party informed of the proceedings and give the other party an opportunity to participate in any settlements, but the final decision whether to settle the action or proceeding shall be made by the party bringing the action or proceeding, subject to the approval of REALTY (if not a party), such approval not to be unreasonably withheld. If within ten (10) business days or such shorter time period as shall be reasonably practicable under the circumstances REALTY does not approve a proposed settlement recommended by MARKETING in good faith, REALTY shall be deemed to have taken over responsibility for the action or proceeding, including subsequent legal fees, awards against REALTY or MARKETING and expenses relating thereto. No settlement by either party shall bind the other to make any payment or suffer any loss of existing or future rights without such other party's consent, which shall not be unreasonably withheld. Any recovery in such action or proceeding shall be applied first to reimburse the party or parties for its or their legal expenses in maintaining such action or proceeding. The excess shall belong to the party maintaining the action or proceeding at the time such recovery is awarded. If the action is brought jointly and the recovery is not sufficient to reimburse REALTY and MARKETING for their legal expenses in such action, the unreimbursed portion of such legal expenses shall be borne equally by each party.

     12. TERM
         This License Agreement shall continue in force and effect until February 1, 2052 unless sooner terminated as provided for herein. Except as provided in Paragraph 15 hereof, the license shall remain exclusive and payment-free for so long as the Master Lease entered into between the parties hereto of even date is in effect. In the event that the Master Lease terminates prior to February 1, 2052, then this license shall, commencing on the date that the Master Lease terminates, become: a) non-exclusive in all areas, including the Licensed Territory; and b) a payment-bearing license pursuant to which MARKETING shall pay to REALTY a rental fee for the use and maintenance of Getty signage and related items based on the gross revenues generated and/or gallonage sold under the Licensed Marks at a rate that is reasonable and customary in the trade to be agreed in writing between the parties. In the event that the parties are unable to agree to the rental fee, the dispute shall be submitted to arbitration in accordance with Paragraph 16 below.

     13.  TERMINATION AND BREACH
          This License Agreement shall be terminated: a) in the event of any affirmative act of insolvency by MARKETING; or b) upon the appointment of any receiver or trustee to take possession of the properties of MARKETING. REALTY shall have the right to terminate this License Agreement either a) upon a material default by MARKETING under the Master Lease which is not cured within the cure periods specified therein; or b) upon a material default by MARKETING with respect to its obligations under the Reorganization and Distribution Agreement between the parties of even date which is not

Rcured within the cure periods specified therein. In the event of any other breach or threatened breach of this License Agreement, notice shall be given and the parties shall promptly consult in good faith to cure such breach, with the party at fault being given an adequate period of time to remedy the matter. If such breach is not cured within sixty (60) days of the notice, the matter may be submitted to arbitration in accordance with paragraph 16 below, which may include a determination whether a material breach has occurred and/or been cured. In the event the arbitrator determines that a material breach has occurred, the arbitrator shall not be authorized to terminate this License Agreement (except in the case of a material breach by MARKETING which creates a substantial likelihood of loss of rights in the Licensed Marks) but shall be authorized to issue any other order or award any other relief deemed appropriate, including, without limitation, injunctive relief.
     In the event of a material breach by MARKETING which creates a substantial likelihood of loss of rights in the Licensed Marks, the arbitrator shall be authorized to issue any order awarding any relief deemed appropriate, including, without limitation, injunctive relief, and further providing that in the event MARKETING fails to comply with the relief ordered within a specified period of time, the license shall be terminated.

     14. EFFECT OF TERMINATION
         Upon termination of this License Agreement, MARKETING agrees: a) to immediately discontinue all use of the Licensed Marks and any term confusingly similar thereto, and to delete the same from its corporate or business name; b) to cooperate with REALTY or its appointed agent to apply to the appropriate authorities to cancel any recording of this License Agreement from all government records; c) to destroy all printed materials and signs bearing any of the Licensed Marks; d) that all rights in the Licensed

Marks and the good will connected therewith shall remain the property of REALTY; and (e) to cause all sub-licenses to terminate and all sublicensees to immediately discontinue all use of the Licensed Marks and any term confusingly similar thereto, and to delete the same from their respective business names, if applicable.

     15.  GRANT OF OPTION(S)
          In addition to the rights and obligations described above, and subject to the terms and conditions set out herein, REALTY hereby grants to MARKETING an option(s) that may be exercised at any time and from time-to-time during the term hereof to expand the above-defined Licensed Territory to include any other state of the United States in which MARKETING conducts its Marketing Business. In the event that MARKETING exercises its option(s) to expand the Licensed Territory to any additional states, all of the terms and conditions of this License Agreement shall apply to such additional states, except as follows: a) the licenses for the additional states shall be for durations to be mutually agreed upon between the parties hereto but in no event shorter than the term of the license granted within the Licensed Territories;
b) the license will be non-exclusive within those additional states; and c) MARKETING will pay to REALTY a rental fee for the use and maintenance of Getty signage and related items sales within those states based on the gross revenues generated and/or gallonage sold under the Licensed Marks. These additional terms will be agreed to in writing between the parties. In the event the parties are unable to agree to these terms, then any dispute shall be submitted to arbitration in accordance with Paragraph 16 below.

     16.  ARBITRATION
          Any controversy or claim arising out of, or relating to this License Agreement or its interpretation, performance or nonperformance or any breach thereof, which the parties are unable to resolve between themselves, shall first be submitted to a single arbitrator who shall be knowledgeable in marketing and trademark matters. The arbitrator shall be mutually appointed by the parties, and shall not be bound by rules of the American Arbitration Association, but shall adopt such procedures as shall appear appropriate to expedite decision making, in order that disputes may be resolved within commercially reasonable time periods. If the parties cannot agree on the selection of the arbitrator, the arbitrator shall be selected by The American Arbitration Association. Each party shall bear its own costs in any such proceeding. The decision of the arbitrator shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction.

     17. GENERAL PROVISIONS
     A. Assignability: This license may be assigned by either party to the successor in interest or assignee of substantially all of its business or assets, or the surviving party of any merger or consolidation to which it is a party provided that the assignee of any assignment assumes all the assignor's obligations hereunder. Apart from any assignment permissible under the preceding sentences of this paragraph 17.1, MARKETING may not otherwise assign the license granted herein or the obligations undertaken herein without the prior written consent of REALTY, which consent shall not be unreasonably withheld.
     B. Notices: Any notice, approval, consent or other communication required or permitted hereunder shall be in writing and shall be given by personal delivery or telecopy, with acknowledgement of receipt, or by prepaid registered mail, return receipt requested, addressed to the party at its address first above written, to the attention of its General Counsel, or to any other address that either party may subsequently designate, by notice in accordance with this paragraph. Notices and other communications hereunder shall be deemed effective one (1) day after dispatch if personally delivered or telecopied, and three (3) days after dispatch, if posted, subject to proof of delivery.
     C. Waiver: The waiver by any party of a breach or default of any provision of this License Agreement by the other party shall not constitute a waiver by such party of any succeeding breach of the same or other provision; nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder, operate as a waiver of any such right, power or privilege by such party.
     D. Governing Law: This License Agreement shall be governed by, subject to and construed under the laws of the State of New York.
     E. Unenforceability: In the event that any term, clause or provision of this License Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this License Agreement, and the remaining terms, clauses and provisions shall remain in effect.
     F. Association: The parties, by this License Agreement, do not intend to create a partnership, principal/agent, master/servant, franchisor/franchisee, or joint venture relationship, and nothing in this License Agreement shall be construed as creating such a relationship between the parties. The parties agree that this License Agreement does not create any franchise relationship between them that is subject to the provisions of the Petroleum Marketing Practices Act or any similar state or local government law.
     G. Counterparts: This License Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed as of the day and year first above written.

                                   GETTY REALTY CORP.

                                        By:_______________________
                                        Title:____________________
                                        Date:_____________________


                                   GETTY PETROLEUM MARKETING INC.


                                        By:_______________________
                                        Title:____________________
                                        Date:_____________________

                                   SCHEDULE A
                          TRADEMARK LICENSE AGREEMENT


                   Trademarks, Service Marks and Trade Names

Getty Petroleum Marketing Inc.
Getty Supply Corp.
Getty Terminals Corp.

Also see attached list of Trademarks and Service Marks

             TRADE-MARKS AND SERVICE MARKS AND REGISTRATION NUMBERS



GETTY (Plain Lettering)
Registration No.  958,055

GETTY & DESIGN (Helvetic Script)
Registration No.  947,471

G & DESIGN (Helvetic Script)
Registration No.  957,175

GETTY PREMIUM
Registration No. 1,030,492

GETTY...THE VALUE LEADER IN FINE GASOLINES...AND MORE!
Registration No. 1,628,635

GETTY MART & DESIGN
Registration No. 1,480,165

GETTYMART...THE VALUE LEADER IN FINE PRODUCTS...AND MORE!
Registration No. 1,714,174

GETTY EXPRESS CHARGE
Registration No. 1,742,185

EXPRESS CHARGE
Registration No. 1,811,433

GETTY...THE VALUE LEADER IN FINE PRODUCTS...AND MORE
Registration No. 1,678,820

GETTY FLEET SMART
Registration No. 1,956,050

G (STYLIZED)
Registration No. 2,029,061

GETTY
Application Serial No. 74/330,713

GETTY AND DESIGN
Application Serial No. 74/330,714

GETTY ENERGY AND POWER
Application Pending.

"DV2"
Registration No. 1,680,938

POWER TEST & DESIGN
Registration No. 932,015

POWER TEST
Registration No. 933,404
Registration No. 917,523

POWER TEST IN RECTANGLE
Registration No. 1,297,298

POWER TEST SHOWN DIAGONALLY
Registration No. 1,298,066

KWIK FARMS & DESIGN
Registration No. 1,288,389

                                   SCHEDULE B
                                 LICENSED MARKS
                            WHICH MAY BE SUBLICENSED



See attached list.

             TRADE-MARKS AND SERVICE MARKS AND REGISTRATION NUMBERS



GETTY (Plain Lettering)
Registration No.  958,055

GETTY & DESIGN (Helvetic Script)
Registration No.  947,471

G & DESIGN (Helvetic Script)
Registration No.  957,175

GETTY PREMIUM
Registration No. 1,030,492

GETTY...THE VALUE LEADER IN FINE GASOLINES...AND MORE!
Registration No. 1,628,635

GETTY MART & DESIGN
Registration No. 1,480,165

GETTYMART...THE VALUE LEADER IN FINE PRODUCTS...AND MORE!
Registration No. 1,714,174

GETTY EXPRESS CHARGE
Registration No. 1,742,185

EXPRESS CHARGE
Registration No. 1,811,433

GETTY...THE VALUE LEADER IN FINE PRODUCTS...AND MORE
Registration No. 1,678,820

GETTY FLEET SMART
Registration No. 1,956,050

G (STYLIZED)
Registration No. 2,029,061

GETTY
Application Serial No. 74/330,713

GETTY AND DESIGN
Application Serial No. 74/330,714

GETTY ENERGY AND POWER
Application Pending.

"DV2"
Registration No. 1,680,938

POWER TEST & DESIGN
Registration No. 932,015

POWER TEST
Registration No. 933,404
Registration No. 917,523

POWER TEST IN RECTANGLE
Registration No. 1,297,298

POWER TEST SHOWN DIAGONALLY
Registration No. 1,298,066

KWIK FARMS & DESIGN
Registration No. 1,288,389

                                  SCHEDULE C

                         STANDARDS AND SPECIFICATIONS



COMMINGLING

(a) Purchaser shall not mix any other product with Seller's Getty branded product or mix one grade of Getty branded product with another grade of Getty branded product or adulterate it in any way, except that, with Seller's written consent, Purchaser may blend Getty Unleaded Regular and Getty Premium so as to achieve a mid-grade of gasoline. Purchaser shall not use the Getty trademarks, trade names, brand names, labels, insignias, symbols or imprints in connection with the storage, handling, dispensing or sale of any adulterated, mixed or substituted products.

(b) Purchaser will not allow or permit any of the operators of the stations identified in Exhibit B, or any other approved station to sell Getty branded products which are mislabeled, misbranded or contaminated, or Getty product which has been commingled with a non-Getty supplied product or substance, which is to be sold as a Getty branded product; nor will Purchaser allow or permit the commingling of leaded with unleaded gasoline; nor will Purchaser allow or permit the sale of unleaded gasoline as leaded gasoline; nor will it allow the commingling of different grades of Getty gasoline.

TRADEMARK PROTECTION

(a) Purchaser shall not sell gasoline or other petroleum products received from any source other than the Getty brand of gasoline purchased directly from Seller under the trademarks, service marks, trade names, brand names, labels, insignias, symbols or imprints of Seller or used by Seller in its business.

(b) Purchaser will not allow or permit any Getty branded gasoline stations identified in Exhibit B or elsewhere to receive from any source other than the Getty brand of product purchased directly from Seller any product where that product is sold under the Getty trademarks, service marks, trade names, brand names, labels, insignias, symbols or imprints of Seller or used by Seller in its business.

EXCLUSIVITY - Purchaser shall sell only the Getty brand of product to the stations identified in Exhibit B, and shall not sell a non-Getty brand of gasoline. Nor will it allow or permit any operator of any Getty branded station to purchase other than Seller's branded Getty product.

COMPLIANCE WITH LAW - Purchaser shall comply with all present and future laws, orders and regulations of all governmental authorities with respect to the storage and sale of products from any of the stations identified in Exhibit B and in connection with the use of any equipment located thereon.

UNLEADED GASOLINES - Purchaser acknowledges that it shall be its responsibility that unleaded gasoline is not contaminated and meats the specifications of all governmental authorities. It shall not mix or allow unleaded Getty gasoline to be mixed with any gasolines containing lead.

(a) Purchaser agrees that it will defend, indemnify and hold Seller harmless from and against all present and future claims, demands, suits, proceedings, and litigation arising out of any alleged liability for Purchaser's storage of unleaded Getty gasolines in or through any container, tank, pump, pipe or other element of its gasoline storage or distribution system or the introduction of leaded gasoline into any motor vehicle tank or compartment which is labeled "UNLEADED GASOLINE ONLY."; Purchaser further agrees that it will, on Seller's demand, promptly pay all losses, costs, damages, obligations, judgments, fines, penalties, expenses and fees suffered or incurred by Seller by reason of any such claims, demands, suits, actions, proceedings, or litigation, except those which are caused by the sole negligence of Seller or its employees.

(b) Seller represents that unleaded Getty gasolines purchased by Purchaser from Seller shall conform to Seller's specifications for same at the time of delivery. Purchaser shall notify Seller immediately of any claim for variance in quality, and Seller shall have an opportunity to inspect and investigate at any time thereafter. Failure of Purchaser to so notify Seller or to cooperate in any investigation shall operate as a waiver of any and all claims by the Purchaser hereunder.

(c) In the event that Purchaser sells unleaded Getty gasolines to any other person, firm or company for resale under Seller's corporate, trade or brand name, Purchaser shall obtain from every such buyer for Seller's benefit in writing the warranty and agreements stated in this Paragraph 13 and shall hold Seller harmless and indemnify Seller from any penalty, cost, judgment, loss, fine or expense, including, but not limited to, attorney's fees and court costs, which Seller may incur as the result of the breach of the obligations of the Purchaser or any person, firm or company buying Seller's gasolines for resale from Purchaser.

RETAIL OUTLETS SUPPLIED BY PURCHASER - In the event Purchaser sells the
Getty branded gasolines to any other person, firm or company for resale under Seller's corporate, trademark or trade names, Purchaser shall obtain from each buyer its written contractual obligations requiring such other person, firm or company to comply with the terms and obligations imposed upon Purchaser pursuant to Paragraphs 9, 10, 11, 12, 13 and 15 of this Agreement. Purchaser shall obtain from each and every buyer the written contractual right for Seller and its employees and agents to enter such buyer's place or places of business to make such inspections, to obtain such samples or to conduct such tests necessary to determine compliance. This shall include examination of such buyer's books and records of the purchase and sale and inventory of products.

MONITORING COMPLIANCE

(a) At Seller's option, Seller may require, after reasonable notice, that Purchaser shall take, keep and maintain continuous meter readings of all gasoline dispensing pumps located at each of the stations identified in Exhibit B, and shall periodically examine the records of the station operators of purchases and sales of products to determine that they are not purchasing a non-Getty brand of gasoline. Purchaser shall take such other necessary steps as may be reasonably requested by Seller, including the placing of "seals" on the totalizer mechanisms of the dispensing pumps to insure that they are tamper-proof. The meter readings for each station shall be taken on a monthly basis for each station to determine whether or not that station has sold more gasoline than was purchased by Purchaser from Seller. The records of the meter readings shall be kept by Purchaser for at least three (3) years from the date of taking, and shall be made available to Seller, for inspection by its agents and representatives, at any time. Upon Purchaser receiving information that a station listed in Exhibit B has been selling more gasoline than was purchased from Seller and delivered by Seller, Purchaser shall immediately notify Seller in writing and shall supply Seller with any documentary evidence. Purchaser shall thereupon terminate any contractual arrangement with the operator of the station and either operate the station itself or obtain a new operator.

(b) Seller, by its agents or designated representatives, shall have the right to enter any business premises of Purchaser at any time during normal business hours during the term of this Agreement and then for a period of four (4) years after the expiration of this Agreement, to inspect records, including but not limited to, documents evidencing the purchase, transportation, delivery, inventory or sale of gasoline, or such records compiled in accordance with Paragraph 15(a) above.

(c) Purchaser will allow Seller, its employees or agents, to enter Purchaser's place of business at any time to make such inspections and to obtain such samples or conduct such tests as may, in Seller's judgment, be reasonably required to confirm that Purchaser is complying with all its obligations under this Agreement, and Purchaser will cooperate with Seller in any investigation of any alleged violations of such obligations. In the event Purchaser sells Getty products to any other person, firm, or company for resale under Seller's corporate, trade or brand name, Purchaser shall obtain for every such buyer the written contractual right for Seller, and for Purchaser and for their employees or agents, to enter such buyer's place or places of business at any reasonable time to make such inspections, to obtain such samples or conduct such tests as necessary to determine that said unleaded Getty gasolines comply with all relevant State and Federal regulations relating to unleaded gasoline.

(d) Purchaser agrees and warrants that Purchaser will sample and test the lead content of all gasoline in the storage tanks on any station listed in Exhibit B containing unleaded Getty gasolines on a frequent and regular basis, to assure that said products are in compliance with relevant Federal Environmental Protection Agency Regulations pertaining to unleaded gasoline. In the event that Purchaser sells unleaded Getty gasolines to any other person, firm or company for resale under Seller's corporate, trade or brand name, Purchaser shall likewise sample and test on a regular and frequent basis and the lead content of such buyer's unleaded Getty gasoline storage facilities. Purchaser shall keep accurate records of all such samples and tests, and such records shall be reasonably made available to Seller upon demand. Purchaser shall immediately notify Seller if its tests indicate the presence of lead in excess of amounts allowed by law in any unleaded Getty gasoline storage facility, shall not sell or distribute said gasolines as unleaded, and shall cause any such buyer to cease selling said gasolines as unleaded. In the event Purchaser discovers any contamination, Purchaser shall make every reasonable effort to inspect and correct any deficiency in its gasoline storage and handling facilities, and shall cause any such buyer to so inspect, and correct any such deficiency. In the event that Purchaser does not have the facilities to test for lead content, it shall so advise Seller and Seller may enter Purchaser's premises at any time to conduct such test.

MINIMUM STANDARDS - Purchaser recognizes that it is in the interest of the parties to this Agreement for Purchaser to affirmatively conduct its business to reflect favorably on the parties and to further promote public acceptance of Seller's brand names, trademarks, products and services. In recognition of such objectives, Purchaser agrees to conduct its operations and cause its retail outlets and/or those served by Purchaser to be operated during the term of the Agreement in accordance with the minimum standards set forth in Exhibit C attached hereto and made part hereof.

In the event Purchaser or those supplied by him do not meet Seller's minimum standards as set forth on Exhibit C, or if a retail facility served by Purchaser is abandoned or unoccupied for a period of 30 days, Purchaser will cause upon written demand by Seller, Getty identification to be removed from such location(s) or automotive equipment (including painting over identifying Getty colors) promptly, but no later than within five (5) days following the date of the demand. Removal will be at Purchaser's expense. If Getty identification is not removed within such time, Seller may, in addition to any other right it has, cause the removal and charge Purchaser's account, who shall reimburse Seller.

PAINTING - Purchaser shall at its expense paint all station and marketing equipment for the dispensing of products, covered by this Agreement, in colors and designs approved by Seller. Should the exterior appearance of any of Purchaser's service stations require painting and the same is determined by Seller to be detrimental to the Getty image, if Purchaser has not painted after 20 days notice, Seller, at its option, shall have the right to paint such service station and charge Purchaser for the cost of such painting, who shall reimburse Seller. Upon termination of this Agreement, Purchaser shall forthwith obliterate and discontinue the use of Getty's color schemes.

                                  EXHIBIT C

                              MINIMUM STANDARDS

Purchaser agrees to conduct its operation and the operations of retail outlets owned, operated and/or served by Purchaser in accordance with the following minimum standards.

1.    PURCHASER'S OPERATIONS

      (a) Purchaser will maintain its place of business inside and out, including storage tanks, warehouse buildings, loading racks, improvements and facilities thereon, in a good, clean, neat, safe, painted, operative and first class condition and in accordance with all applicable laws, rules and regulations.

      (b) Purchaser will maintain all automotive equipment used in its business in good, clean, safe, painted, operative and first class condition and in compliance with all applicable laws, rules, and regulations. Said equipment will be identified in accordance with Seller's identification specifications as may be issued from time to time.

      (c) In the conduct of its operations, Purchaser will take reasonable action to promote Seller's trade names and trademarks and the branded products they represent and not operate its business in a manner detrimental to the trademarks or trade names of Seller. Purchaser shall provide in any agreement with retail outlets which it serves that such retail outlet will not sell products other than those of Getty under Getty's brand names or trademarks and if such retail outlet does so, Purchaser shall provide in such agreement the right to remove Getty's trademarks and identification from such retail outlet.

      (d) In the conduct of its operations, Purchaser will provide prompt, efficient, courteous and diligent service to its retail outlets and other customers.

2.    RETAIL OUTLETS OPERATED AND/OR SERVED BY PURCHASER

      (a) Premises including buildings, rest rooms, driveways, sidewalks, grass or planting areas, and storage areas will be maintained inside and out in good, clean, neat, safe and healthful condition with all necessary painting and repairs being made thereto.

      (b) Retail outlets will be equipped to provide services comparable with competitive outlets of similar type, age and style. All equipment will be kept neat, clean and in good repair. Pumps and dispensers which dispense Seller's products shall be properly identified with Seller's product decals and other decals which may be required by applicable laws, rules and regulations. Seller's trademarks, signs, logos and other identification will be kept clean, in good repair and painted when required according to Seller's specifications.

      (c) Purchaser's operators or retailers, including employees at retail outlets served by Purchaser, will at all times present a good personal appearance, observe clean, neat and safe working habits, render prompt, courteous and honest treatment to customers and take reasonable action to promote Seller's trade names and trademarks and the branded products they represent.

3.    ADVERTISING

      Purchaser shall obtain Seller's approval on signs and advertising including color schemes.

                                   SCHEDULE D
               LICENSED MARKS USED IN COMBINATION WITH OTHERS





WEX (Wright Express)
Uni-Marts
MBNA MasterCard
GasCard
Signs in conjunction with American Express, MasterCard, et al.